United States

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

PRO-PHARMACEUTICALS, INC.

(Name of Registrant As Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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(set forth the amount on which the filing fee is calculated and state how it was determined):

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PRO-PHARMACEUTICALS, INC.

7 WELLS AVENUE

NEWTON, MASSACHUSETTS 02459

April —, 2008

Dear Stockholder:

I invite you to the 2008 Annual Meeting of Stockholders of Pro-Pharmaceuticals, Inc. The meeting will be held at 2:00 p.m. on Wednesday, May 21, 2008, at the Sheraton Needham Hotel, 100 Cabot Street, Needham, Massachusetts.

On the following pages, you will find the Notice of our 2008 Annual Meeting of Stockholders and the Proxy Statement that describes the matters to be considered at the Annual Meeting. We also have enclosed your Proxy Card and our Annual Report for the year ended December 31, 2007. You will find voting instructions on the enclosed Proxy Card. If your shares are held in “street name” (that is, held for your account by a broker or other nominee), you will receive instructions from the holder of record that you must follow for your shares to be voted.

The Annual Meeting is an excellent opportunity to learn more about Pro-Pharmaceuticals’ business and operations. We hope you will be able to attend.

Thank you for your ongoing support and continued interest in Pro-Pharmaceuticals.

Sincerely yours,

/S/ DAVID PLATT
David Platt, Ph.D.
Chairman of the Board

PRO-PHARMACEUTICALS, INC.

7 WELLS AVENUE

NEWTON, MASSACHUSETTS 02459

NOTICE OF 2008 ANNUAL MEETING OF STOCKHOLDERS

DATE AND TIME:

Wednesday, May 21, 2008 at 2:00 p.m., local time

PLACE:

Sheraton Needham Hotel

100 Cabot Street

Needham, Massachusetts 02494

ITEMS OF BUSINESS:

—	To consider and act upon a proposal to elect nine members of the Board of Directors to one-year terms.

—	To consider and act upon a proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm to audit our financial statements for 2008.

—	To approve an amendment to our Articles of Incorporation increasing the number of authorized shares of common stock from 100,000,000 to 200,000,000.

—	To transact such other business as may properly come before the Annual Meeting.

RECORD DATE:

You are entitled to vote if you were a stockholder of record at the close of business on April 11, 2008.

By Order of the Board of Directors

/S/ DAVID PLATT
April —, 2008	David Platt, Ph.D.
Newton, Massachusetts	Chairman of the Board

PRO-PHARMACEUTICALS, INC.

7 WELLS AVENUE

NEWTON, MASSACHUSETTS 02459

April —, 2008

PROXY STATEMENT

FOR 2008 ANNUAL MEETING OF STOCKHOLDERS

May 21, 2008, 2:00 p.m. local time,

Sheraton Needham Hotel, 100 Cabot Street, Needham, Massachusetts

This Proxy Statement is being provided to you by Pro-Pharmaceuticals’ Board of Directors in connection with our 2008 Annual Meeting of Stockholders. The Annual Meeting will be held at 2:00 p.m. on Wednesday, May 21, 2008 at the Sheraton Needham Hotel, 100 Cabot Street, Needham, Massachusetts 02494, for the purposes set forth in the accompanying Notice of Annual Meeting. We intend to mail this Proxy Statement and the accompanying Notice of Annual Meeting on or about April —, 2008, to all stockholders entitled to vote at the Annual Meeting.

PURPOSE OF MEETING

At the Annual Meeting, stockholders will consider and act upon proposals (1) to elect nine directors to one-year terms, (2) to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm to audit our financial statements for 2008, (3) to consider a management proposal to amend our articles of incorporation increasing the number of authorized shares of common stock from 100,000,000 to 200,000,000, and (4) to consider such other business as may properly come before the meeting.

The Board of Directors knows of no other business to be presented for consideration at the Annual Meeting. Each proposal is described in more detail in this Proxy Statement.

INFORMATION ABOUT PROXIES AND VOTING

Proxies

We urge you to sign the enclosed Proxy Card and return it promptly in the return envelope by following the instructions on the proxy card (both are enclosed with these materials). Proxies will be voted as directed. Any Proxy Card returned without directions given will be voted “FOR” (i) the election of directors, (ii) the ratification of the appointment of Deloitte & Touche LLP, (iii) the increase in the number of authorized shares of our common stock, and (iv) as to any other business that may come before the Annual Meeting, in accordance with the judgment of the person or persons named in the proxy. You may revoke your proxy at any time before the Annual Meeting by sending a notice of revocation to Pro-Pharmaceuticals, Inc. at 7 Wells Avenue, Newton, Massachusetts 02459, Attention: Anthony D. Squeglia, Chief Financial Officer. You may also revoke it by submitting a more recently dated proxy to us before the Annual Meeting or by attending the meeting and voting in person.

Solicitation of Proxies

The solicitation of proxies in the enclosed form is made on behalf of the Board of Directors. We pay all costs to solicit these proxies. Our officers, directors and employees may solicit proxies but will not be additionally compensated for such activities. We are also working with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by such institutions and persons. We will reimburse their reasonable expenses.

Voting Securities

Stockholders of record at the close of business on April 11, 2008 will be entitled to notice of the Annual Meeting and to vote at the meeting. Our voting stock is our common stock of which 47,864,792 shares were issued and outstanding on April 11, 2008, and our Series A 12% Convertible Preferred Stock (which votes in accordance with the formula set forth in the Certificate of Designation of Preferences, Rights and Limitations of the Series A 12% Convertible Preferred Stock), of which 1,742,500 shares were issued and outstanding as of April 11, 2008. The shares of Series A 12% Convertible Preferred Stock vote with the shares of our common stock as a single class. Neither the common stock nor the Series A 12% Convertible Preferred Stock is entitled to cumulative voting.

Establishing a Quorum and Votes Required

The representation in person or by proxy of at least one third of the shares of capital stock entitled to vote is necessary to establish a quorum for the transaction of business. Shares which abstain from voting as to a particular matter, and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote as to a particular matter (“broker non-votes”), will be counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting, but will not be considered as voting on such matters. Accordingly, neither abstentions nor broker non-votes will have any effect with respect to the election of directors or the ratification of our independent registered public accounting firm, each of which requires an affirmative vote of a majority of the common stock present or represented by proxy and voting on the matter, or the proposal to increase the number of our authorized shares of common stock, which requires an affirmative vote of a majority of the common stock outstanding.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 11, 2008, certain information concerning the beneficial ownership of each class of our voting securities by (i) each person known by us to own beneficially five per cent (5%) or more of the outstanding shares of our common stock or our Series A 12% Convertible Preferred Stock (“Series A Preferred”), (ii) each of our directors and named executive officers, and (iii) all executive officers and directors as a group.

The number of shares beneficially owned by each 5% stockholder, director or executive officer is determined under rules of the United States Securities and Exchange Commission (SEC) and the information is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares to which the individual or entity has sole or shared voting power or investment power and also any shares that the individual or entity has the right to acquire within 60 days after April 11, 2008 through the exercise of any stock option, warrant or other right, or conversion of any security. Unless otherwise indicated, each person or entity has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion in the table below of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

Name and Address(1)	Amount and Nature of Beneficial Ownership(3)		Percentage of Class(2)
5% Stockholders
David Platt, Ph.D.	3,535,347	(4)	7.4%
James C. Czirr	4,686,468	(5)	9.8%

Directors and Named Executive Officers
David Platt, Ph.D.	3,535,347	(4)	7.4%
Mildred S. Christian, Ph.D.	192,208	(6)	*
Dale H. Conaway, D.V.M.	98,306	(7)	*

Name and Address(1)	Amount and Nature of Beneficial Ownership(3)	Percentage of Class(2)
Henry J. Esber, Ph.D.	35,500	*
James T. Gourzis, M.D., Ph.D.	6,500	*
S. Colin Neill	5,500	*
Steven Prelack	33,000	*
Jerald K. Rome	215,844	*
Theodore D. Zucconi, Ph.D.	296,343	*
Maureen Foley	916,668	1.9%
Eliezer Zomer, Ph.D.	686,668	1.4%
All executive officers and directors as a group (12 persons)	6,253,552	12.4%

*	Less than 1%.
(1)	The address of each of the persons listed is c/o Pro-Pharmaceuticals, Inc., 7 Wells Avenue, Newton, MA 02459 except Mr. Czirr whose address is 425 Janish Drive, Sandpoint, ID 83864.
(2)	For each person and group included in this table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of 47,864,792 shares of common stock outstanding as of April 11, 2008, plus the number of shares of common stock that such person has the right to acquire within 60 days after April 11, 2008.
(3)	Includes the following number of shares of our common stock issuable upon exercise of outstanding stock options that were exercisable within 60 days after April 11, 2008:

Directors and Named Executive Officers	Options Exercisable Within 60 Days
Dr. Platt:	100,000
Dr. Christian:	114,354
Dr. Conaway:	65,500
Dr. Esber:	35,500
Dr. Gourzis:	6,500
Mr. Neill:	5,500
Mr. Prelack:	33,000
Mr. Rome:	56,500
Dr. Zucconi:	200,000
Ms. Foley:	911,667
Dr. Zomer:	686,668
All named executive officers and directors as a group:	2,215,189

(4)	Includes (i) 7,379 shares of common stock owned by Dr. Platt’s wife as to which he disclaims beneficial ownership, and (ii) 100,000 shares of Series A Preferred convertible into 100,000 shares of common stock. Such number of shares of Series A Preferred represents 5% or more of the outstanding shares of this class of securities.
(5)	Includes (i) 28,200 shares owned by a child of Mr. Czirr as to which Mr. Czirr disclaims beneficial ownership, and (ii) 100,000 shares of Series A Preferred convertible into 100,000 shares of common stock. Such number of shares of Series A Preferred represents 5% or more of the outstanding shares of this class of securities.
(6)	Includes 25,000 shares of Series A Preferred convertible into 25,000 shares of common stock.
(7)	Includes 10,000 shares of Series A Preferred convertible into 10,000 shares of common stock.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Nominating and Corporate Governance Committee of our Board of Directors has nominated nine members of our current Board of Directors to be re-elected at the Annual Meeting to serve one-year terms until the 2009 annual meeting of stockholders and until their respective successors are elected and shall qualify. Each nominee has agreed to serve if elected.

Set forth below is information regarding the nominees, as of April 11, 2008, including their ages, positions with Pro-Pharmaceuticals, recent employment and other directorships.

The Board of Directors recommends a vote FOR the election to the Board of each nominee.

The members of the Board of Directors are as follows:

Name	Age as of 3/22/08	Position
David Platt, Ph.D.	54	Chief Executive Officer and Chairman
Mildred S. Christian, Ph.D.	65	Director
Dale H. Conaway, D.V.M.	53	Director
Henry J. Esber, Ph.D.	70	Director
James T. Gourzis, M.D., Ph.D.	79	Director
S. Colin Neill	61	Director
Steven Prelack	50	Director
Jerald K. Rome	73	Director
Theodore D. Zucconi, Ph.D.	61	President and Director

Board of Directors:

Dr. Platt, Chief Executive Officer and Chairman of the Board of Directors, is a co-founder of the Company and co-developer of our core technology. From 1995 to 2000, Dr. Platt was Chief Executive Officer and Chairman of the Board of Directors of SafeScience Inc., a company he founded. From 1992 to 1995, Dr. Platt was the Chief Executive Officer, Chairman of the Board and a founder of International Gene Group, Inc., the predecessor company to SafeScience. Dr. Platt received a Ph.D. in Chemistry in 1988 from Hebrew University in Jerusalem. In 1989, Dr. Platt was a research fellow at the Weizmann Institute of Science, Rehovot, Israel, and from 1989 to 1991, was a research fellow at the Michigan Cancer Foundation (re-named Barbara Ann Karmanos Cancer Institute). From 1991 to 1992, Dr. Platt was a research scientist with the Department of Internal Medicine at the University of Michigan. Dr. Platt has published peer-reviewed articles and holds many patents, primarily in the field of carbohydrate chemistry.

Dr. Christian, a Director of the Company since 2002, is President and CEO of Argus International, Inc., a provider of consulting services in regulatory affairs, and Chairman and CEO of Argus Health Products, LLC, a developer and distributor of preventive and maintenance healthcare products. Until 2002, Dr. Christian was Executive Director, Science and Compliance, of Charles River Laboratories and Primedica Corporation. Before founding Argus Research Laboratories in 1979 and Argus International in 1980, Dr. Christian spent 14 years in drug development at McNeil Laboratories, a division of Johnson & Johnson Corporation. She has participated at all levels in the performance, evaluation and submission in more than 1,800 pre-clinical studies, from protocol to final report. Dr. Christian is a member of several professional organizations, including service as Councilor of the European Teratology Society and Secretary/Treasurer of the Academy of Toxicological Sciences. She has authored more than 120 papers and abstracts published in U.S. and international journals. Dr. Christian earned her Ph.D. from Thomas Jefferson University in developmental anatomy and pharmacology.

Dr. Conaway, a Director of the Company since May 2001, is the Chief Veterinary Medical Officer for the Office of Research Oversight, an office within the Veterans Health Administration under the U.S. Department of

Veterans Affairs. From 2001 to 2006, Dr. Conway was the Deputy Regional Director (Southern Region). From 1998 to 2001, Dr. Conaway served as Manager of the Equine Drug Testing and Animal Disease Surveillance Laboratories for the Michigan Department of Agriculture. From 1994 to 1998, he was Regulatory Affairs Manager for the Michigan Department of Public Health Vaccine Production Division. Dr. Conaway received a D.V.M. degree from Tuskegee Institute and an M.S. degree in pathology from the College of Veterinary Medicine at Michigan State University.

Dr. Esber, a Director of the Company since April 2006, has been a Principal in Esber D&D consulting since 2005. From 2003 to 2005, Dr. Esber was a Senior Consultant, Business Development at Charles River Labs, Discovery and Development Services. From 2005 to 2006, Dr. Esber was a consultant and from 2006, he was Senior Vice President and Chief Business Officer for Bio-Quant. Dr. Esber is the co-founder of BioSignature Diagnostics, Inc. and Advanced Drug Delivery, Inc. He serves on the Scientific Advisory Boards of several biotechnology companies and is the author of more than 130 technical publications. Dr. Esber has more than 25 years of experience in the areas of oncology/tumor immunology and immunotherapy as well as strong knowledge in the field of toxicology and regulatory affairs. Dr. Esber received a B.S. degree in biology/pre-med from the College of William and Mary, an M.S. degree in public health and parasitology from the University of North Carolina, and a Ph.D. in immunology/microbiology from West Virginia University Medical Center.

Dr. Gourzis, a Director of the Company since December 2006, has extensive experience in formulating scientific and regulatory strategy and heading clinical development teams for pharmaceutical and biotechnology products, small molecules and biologics. Therapeutic area experience includes: oncology, cardiovascular, virology, immunology, central nervous system, allergy, anti-inflammatory, infectious disease, pain management and gastrointestinal disease. Dr. Gourzis is Principal, MEDRAND Associates from 2002 to present, providing consulting services with respect to scientific, strategic and regulatory considerations associated with the development of drugs and biologics. Dr. Gourzis received an A.B. degree in biology from Harvard University, an A.M. degree in pharmacology from Boston University and an M.D., Ph.D. in pharmacology/medicine from the University of Manitoba.

Mr. Neill, a Director of the Company since May 2007, became President of Pharmos Corp. (Nasdaq: PARS) in January 2008, and since October 2006, was its Senior Vice President, Chief Financial Officer, Secretary, and Treasurer. From 2003 to 2006, Mr. Neill served as Chief Financial Officer, Treasurer and Secretary of Axonyx Inc., a biopharmaceutical company that develops products and technologies to treat Alzheimer’s disease and other central nervous system disorders. Mr. Neill served as Senior Vice President, Chief Financial Officer, Secretary and Treasurer of ClinTrials Research Inc., a global contract research organization in the drug development business, from 1998 to 2001. From 2001 to 2003, Mr. Neill served as an independent consultant assisting start-up and development stage companies in raising capital. Earlier experience was gained as Vice President Finance and Chief Financial Officer of BTR Inc., a U.S. subsidiary of BTR plc, a British diversified manufacturing company, and Vice President Financial Services of The BOC Group Inc., a British owned industrial gas company with substantial operations in the health care field. Mr. Neill served four years with American Express Travel Related Services, first as chief internal auditor for worldwide operations and then as head of business planning and financial analysis. Mr. Neill began his career in public accounting with Arthur Andersen LLP in Ireland and later with Price Waterhouse LLP as a senior manager in New York City. He also served with Price Waterhouse for two years in Paris, France. Mr. Neill graduated from Trinity College, Dublin with a first class honors degree in business/economics and he holds a masters degree in Accounting and Finance from the London School of Economics. He is a Certified Public Accountant in New York State and a Chartered Accountant in Ireland. Mr. Neill serves on the board of OXIS International, Inc. (OXIS:BB).

Mr. Prelack, a Director of the Company since April 2003, has served as Senior Vice President, Chief Financial Officer and Treasurer of VelQuest Corporation since 2001, a provider of automated compliance management solutions for the pharmaceutical industry. In this capacity, Mr. Prelack oversees business development, financial, administrative and other functions and is responsible for VelQuest’s transition from a development-stage company to an operating company. Mr. Prelack is a director of Codeco Corporation, a designer and manufacturer of custom resisters and switches, and of Sight Code, Inc., which specializes in OPM, a systems design and architecture platform. Mr. Prelack, a Certified Public Accountant, received a B.B.A. degree from the University of Massachusetts at Amherst in 1979.

Mr. Rome, a Director of the Company since March 2004, has been a private investor since 1996. Mr. Rome founded Amberline Pharmaceutical Care Corp., a marketer of non-prescription pharmaceuticals, in 1993 and served as its President from 1993 to 1996. From 1980 to 1990, he served as Chairman, President and Chief Executive Officer of Moore Medical Corp., a national distributor of branded pharmaceuticals and manufacturer and distributor of generic pharmaceuticals and was previously Executive Vice President of the H.L. Moore Drug Exchange, a division of Parkway Distributors and predecessor of Moore Medical Corp. Mr. Rome received a B.S. degree in pharmaceutical sciences from the University of Connecticut.

Dr. Zucconi, a Director and President of the Company since October 2007, was formerly, since 2002, President of Implementation Edge, a management consulting firm that specializes in organizational performance improvement. From 1994 until 2002, Dr. Zucconi served in various capacities at Motorola, including Director of Motorola University. Prior to Motorola, Dr. Zucconi held technical, operational, and scientific positions at various high technology companies. Dr. Zucconi received his Ph.D. in analytical chemistry from State University of New York in 1977. Dr. Zucconi also received a Master’s Certificate in international management from Thunderbird University.

Executive officers and key employees:

David Platt, Ph.D., Chief Executive Officer (see Board of Directors)

Theodore Zucconi, Ph.D., President (see Board of Directors)

Eliezer Zomer, Ph.D., is Executive Vice President of Manufacturing and Product Development. Prior to joining the company in 2002, Dr. Zomer was the founder of Alicon Biological Control, where he served from November 2000 to July 2002. From December 1998 to July 2000, Dr. Zomer served as Vice President of product development at SafeScience, Inc. and Vice President of Research and Development at Charm Sciences, Inc. from June 1987 to November 1998. Dr. Zomer received a B.Sc. degree in industrial microbiology from the University of Tel Aviv in 1972, a Ph.D. in Biochemistry from the University of Massachusetts in 1978, and undertook a post-doctoral study at the National Institute of Health.

Anatole Klyosov, Ph.D., D.Sc., is Chief Scientist, a co-inventor of our patented technology, and a founder of the Company. Dr. Klyosov was vice president, research and development for Kadant Composites, Inc., a subsidiary of Kadant, Inc. (KAI-NYSE), where he directed, since 1996, a laboratory performing work in biochemistry, microbiology and polymer engineering. From 1990 to 1998, Dr. Klyosov was visiting professor of biochemistry, Center for Biochemical and Biophysical Sciences, Harvard Medical School, and from 1981 to 1990 he was professor and head of the Carbohydrates Research Laboratory at the A.N. Bach Institute of Biochemistry, USSR Academy of Sciences. Dr. Klyosov was elected as a member of the World Academy of Art and Sciences and is the recipient of distinguished awards including the USSR National Award in Science and Technology. He has published more than 230 peer-reviewed articles in scientific journals, authored books on enzymes, carbohydrates, and biotechnology, and holds more than 20 patents. Dr. Klyosov earned his Ph.D. and D.Sc. degrees in physical chemistry, and an M.S. degree in enzyme kinetics, from Moscow State University.

Anthony Squeglia became Chief Financial Officer in October 2007 and from 2003 served as Vice President of Investor Relations. From 2001 to 2003, Mr. Squeglia was a Partner in JFS Advisors, a management consulting firm that delivered strategic services to entrepreneurial businesses that includes raising funds, business planning, positioning, branding, marketing and sales channel development. From 1996 to 2001, Mr. Squeglia was Director of Investor Relations and Corporate Communications for Quentra/Coyote Networks. Previously, Mr. Squeglia

held management positions with Summa Four, Unisys, AT&T, Timeplex, Colonial Penn and ITT. Mr. Squeglia received an M.B.A. from Pepperdine University and a B.B.A. from The Wharton School, University of Pennsylvania.

Maureen Foley is Chief Operating Officer since October 2001 and formerly Manager of Operations. Ms. Foley’s experience with start-up companies includes: From June 2000 to December 2000, she provided business operations services for eHealthDirect, Inc., a developer of medical records processing software. From October 1999 to May 2000, Ms. Foley managed business operations services for ArsDigita, Inc., a developer of business software and programs. From June 1996 to August 1999, Ms. Foley served with Thermo Fibergen, Inc., a subsidiary of Thermo Electron Corporation, a developer of composite materials. Ms. Foley is a graduate of The Wyndham School, Boston, Massachusetts, with a major in Mechanical Engineering.

None of the directors, executive officers and key employees shares any familial relationship.

CORPORATE GOVERNANCE

Board of Directors Meetings and Committees of the Board

During the year ended December 31, 2007, our Board of Directors held 18 meetings. During 2007, the Board had three standing committees: the Compensation Committee, the Audit Committee and the Nominating and Corporate Governance Committee. Our Board of Directors has determined that, other than Dr. Platt and Dr. Zucconi, neither of whom serves on a standing committee, all of the directors are “independent” within the meaning of American Stock Exchange listing standards. As required by the stock exchange rules, we held at least one meeting of the Board attended only by the independent (non-management) directors. During 2007, one director, James Gourzis, attended fewer than 75% of the combined total number of meetings of the Board. Each of the Compensation Committee, Audit Committee and Nominating and Corporate Governance Committee has a charter, a copy of which is available in the “About the Company” section of our website at www.pro-pharmaceuticals.com.

Compensation Committee

The Compensation Committee, whose members are Mildred Christian (chair) and Henry Esber, met three times during 2007. The Committee is responsible for reviewing and recommending compensation policies and programs, management and corporate goals, as well as salary and benefit levels for our executive officers and other significant employees. Its specific responsibilities include supervising and overseeing the administration of our incentive compensation and stock programs and, as such, the Committee is responsible for administration of grants and awards to directors, officers, employees, consultants and advisors under Pro-Pharmaceuticals’ 2001 Stock Incentive Plan and the 2003 Non-employee Director Stock Incentive Plan.

Audit Committee

The Audit Committee, whose members are Steven Prelack (chair), Dale Conaway and Jerald Rome, met seven times during 2007. The Audit Committee is responsible for oversight of the quality and integrity of the accounting, auditing and reporting practices of Pro-Pharmaceuticals. More specifically, it assists the Board of Directors in fulfilling its oversight responsibilities relating to (i) the quality and integrity of our financial statements, reports and related information provided to stockholders, regulators and others, (ii) our compliance with legal and regulatory requirements, (iii) the qualifications, independence and performance of our independent registered public accounting firm, (iv) the internal control over financial reporting that management and the Board have established, and (v) the audit, accounting and financial reporting processes generally. The Committee is also responsible for review and approval of related-party transactions. The Board has determined that Mr. Prelack is an “audit committee financial expert” within the meaning of SEC rules.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee, whose members are Jerald Rome (chair), Dale Conaway and Mildred Christian, met five times during 2007. The Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become members of the Board, and to recommend to the Board, candidates for election or re-election as directors and for reviewing our governance policies in light of the corporate governance rules of the American Stock Exchange and the SEC. Under its charter, the Nominating and Corporate Governance Committee is required to establish and recommend criteria for service as a director, including matters relating to professional skills and experience, board composition, potential conflicts of interest and manner of consideration of individuals proposed by management or stockholders for nomination. The Committee believes candidates for the Board should have the ability to exercise objectivity and independence in making informed business decisions; extensive knowledge, experience and judgment; the highest integrity; loyalty to the interests of Pro-Pharmaceuticals and its stockholders; a willingness to devote the extensive time necessary to fulfill a director’s duties; the ability to contribute to the diversity of perspectives present in board deliberations, and an appreciation of the role of the corporation in society. The Committee will consider candidates meeting these criteria who are suggested by directors, management, stockholders and other advisers hired to identify and evaluate qualified candidates.

The Committee has adopted a policy for stockholders to submit recommendations for director candidates. A stockholder desiring to make a recommendation may do so in writing by letter to the Nominating and Corporate Governance Committee stating the reasons for the recommendation and how the candidate may meet the Committee’s director selection criteria. The letter may be confidential and should be addressed to the Chairman of the Nominating and Corporate Governance Committee, c/o Anthony D. Squeglia, Chief Financial Officer, Pro-Pharmaceuticals, Inc., 7 Wells Avenue, Newton, Massachusetts 02459. The Committee will evaluate stockholder-recommended candidates in the same manner as candidates recommended by other persons.

Stockholder Communications with the Board of Directors

Stockholders may send communications to the Board, the Chairman, or one or more non-management directors by using the contact information provided on our website. Stockholders also may send communications by letter addressed to Anthony D. Squeglia, Chief Financial Officer, Pro-Pharmaceuticals, Inc., 7 Wells Avenue, Newton, Massachusetts 02459, or by calling (617) 559-0033. All communications will be received and reviewed by our Chief Financial Officer. Stockholder concerns about our accounting, internal controls, auditing matters or business practices will be reported to the Audit Committee. All other concerns will be reported to the appropriate committee(s) of the Board.

Attendance of Board Members at the Annual Meeting

We encourage, but do not require, our Board members to attend the annual meeting of stockholders. Six members of the Board attended our 2007 annual meeting.

COMPENSATION OF NAMED EXECUTIVE OFFICERS

The following information summarizes the compensation paid to our Named Executive Officers for the fiscal year ended December 31, 2007.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
David Platt, Ph.D.,	2007	195,000	—	86,250	49,850(2)	331,100
Chief Executive Officer	2006	260,000		45,832	50,917(3)	356,749
Eliezer Zomer, Ph.D.,	2007	165,000	—	85,651	26,870(4)	277,521
Executive Vice President of Manufacturing and Product Development	2006	220,000		59,484	29,194(5)	308,678
Maureen Foley,	2007	138,750	—	85,651	18,620(6)	243,021
Chief Operating Officer	2006	185,000		59,484	22,372(7)	266,856

(1)	Reference is made to Note 8 “Stock Based Compensation” in our Form 10-K for the year ended December 31, 2007 filed with the SEC on March 28, 2008, which identifies assumptions made in the valuation of option awards in accordance with SFAS No. 123(R). The amounts listed in this column represent the amount of stock based compensation recognized for financial statement reporting purposes for the year ended December 31, 2007, in accordance with SFAS No. 123(R) and thus may include amounts from awards granted in or prior to 2007 in our operating expenses for the named executive officers for the year ended December 31, 2007.
(2)	Includes $22,220 for health insurance, $17,795 for automobile expenses, $7,800 for company 401(k) contributions and $2,035 for health club expenses.
(3)	Includes $21,785 for health insurance, $15,956 for automobile expenses, $8,800 for company 401(k) contributions and $4,376 for health club expenses.
(4)	Includes $19,937 for health insurance expenses, $6,533 for company 401(k) contributions and $400 for health club expenses.
(5)	Includes $19,572 for health insurance expenses, $8,800 for company 401(k) contributions and $822 for health club expenses.
(6)	Includes $13,070 for health insurance expenses and $5,550 for company 401(k) contributions.
(7)	Includes $13,572 for health insurance expenses and $8,800 for company 401(k) contributions.

NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE

In order to conserve cash, the Named Executive Officers and certain other key employees voluntarily reduced their cash salaries beginning in July 2007.

Material Terms of Employment Contracts of Named Executive Officers

David Platt, Chief Executive Officer

We have an employment contract with Dr. Platt that was filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2003 on March 30, 2004. The agreement, which became effective on January 2, 2004, provides that Dr. Platt shall serve as President and Chief Executive Officer at an initial base salary of $220,000 per year, subject to annual review, and shall receive our standard employee life, disability and health insurance benefits. Dr. Platt is also entitled to receive bonus compensation as follows:

(i)	upon consummation of a transaction with a pharmaceutical company expected to result in at least $10,000,000 of equity investment or $50,000,000 of royalty revenue or other substantial benefit as our

Board may determine, a cash bonus of $200,000 and fully vested 10-year stock options exercisable at not less than the market value to purchase at least 200,000 of our shares of common stock;

(ii)	upon approval by the Food and Drug Administration of each new investigational new drug application filed by us for commencement of human trials, a cash bonus of $100,000 and 100,000 of stock options;

(iii)	upon approval by the FDA of each new drug application filed by us for any drug, a cash bonus of $400,000 and 400,000 of stock options; and

(iv)	a cash bonus upon achievement of goals specified by our Board as determined in the first quarter of each fiscal year, with 50% based on performance relative to his work as an executive manager and/or scientist and 50% based on reference to objective criteria such as the market price of our stock or meeting budgets approved by the Board.

If Dr. Platt’s employment terminates other than “for cause” or within twelve months after a change of control of Pro-Pharmaceuticals, he is entitled to, among other things, severance payments for two years based on his salary as of termination, a cash payment ranging from $1,000,000 and $2,000,000 calculated by reference to prior bonus payments, continuation of or comparable health plan benefits for him and his family for two years, and immediate vesting of any unvested stock options.

The agreement requires Dr. Platt to assign inventions and other intellectual property to Pro-Pharmaceuticals which he conceives or reduces to practice during employment and for such period as the company pays severance, contains protective provisions concerning confidential information, non-competition and non-solicitation of employees, and provides for indemnification of Dr. Platt.

Following the annual review provided for in his employment agreement, Dr. Platt’s salary was adjusted to $260,000 for 2005.

Eliezer Zomer, Ph.D., Executive Vice President of Manufacturing and Product Development, and Maureen Foley, Chief Operating Officer

We do not have a written employment agreement with Dr. Zomer or Ms. Foley.

Material Terms of Employment Agreements with Other Key Employees and Executives

Theodore D. Zucconi, President

We entered into an employment agreement with Dr. Zucconi on December 19, 2007, which amends and restates his prior employment agreement effective October 1, 2007, and was filed as an exhibit to our Form 8-K Current Report on December 26, 2007. The agreement provides for a monthly salary of $9,167 in 2007, and an annual salary of $220,000 in 2008, payment of 50% of which is deferred until October 1, 2008. He shall be paid a cash bonus of $27,500 before June 1, 2008. Dr. Zucconi is entitled to insurance and other employee benefits, as well as $54,000 for relocation costs and airfare reimbursement for up to 14 round trips to his home in Phoenix, Arizona. The agreement provided for a “sign-on” bonus of 200,000 stock options, which were granted in December 2007. It also entitles him to 10,000 incentive stock options for each $1 million of financing received by us from investors identified by him, as well as 100,000 options if the trading price of our common stock exceeds $5.00 for 20 consecutive trading days prior to October 3, 2008. The agreement provides that all stock options are fully vested on the applicable grant date, have an exercise price equal to the fair market value of our common stock on the grant date, and are exercisable for five years, whether or not Dr. Zucconi is then employed by us. If we enter into a partnership or joint venture with another company resulting in payment to us of upfront fees and milestone payments in excess of $20 million, Dr. Zucconi is entitled to a cash bonus equal to 1% of such fees and payments. The employment agreement has a term of one year, and contains provisions for compensation if Dr. Zucconi’s employment is terminated with or without cause. The agreement requires Dr. Zucconi to assign intellectual property and contains protective provisions including non-competition and non-solicitation.

Anthony D. Squeglia, Chief Financial Officer

In connection with Mr. Squeglia’s appointment effective October 1, 2007 as our Chief Financial Officer, we entered into an employment agreement with him dated December 20, 2007, which was filed as an exhibit to our Form 8-K Current Report on December 20, 2007. Mr. Squeglia’s employment agreement provides for an initial base salary of $180,000 per year, subject to annual review, and our standard health insurance benefits. In the event his employment is terminated “without cause” he is entitled to severance equal to two months’ base salary plus one month for each year of employment (not to exceed six months) and continuation of benefits for two months. The employment agreement contains a customary provision for assignment of intellectual property, as well as protective provisions concerning confidential information, non-competition and non-solicitation of employees.

Anatole Klyosov, Chief Scientist

Dr. Klyosov’s employment agreement provides for an initial base salary of $220,000 per year, subject to annual review, and our standard health insurance benefits. In the event his employment is terminated “without cause” he is entitled to severance equal to two months’ base salary plus one month for each year of employment (not to exceed six months) and continuation of benefits for two months. The employment agreement contains a customary provision for assignment of intellectual property, as well as protective provisions concerning confidential information, non-competition and non-solicitation of employees.

OUTSTANDING EQUITY AWARDS AT YEAR END

The following information summarizes outstanding equity awards held by the named executive officers as of December 31, 2007.

		Stock Option Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying (#) Unexercised Options Un-exercisable	Option Exercise Price Per Share ($)	Option Expiration Date
David Platt, Ph.D.	03/09/2006	25,000	50,000	3.75	03/09/2011
	03/08/2007	—	150,000	1.01	03/08/2012

Eliezer Zomer, Ph.D.	12/04/2002 09/18/2003 12/21/2004 03/09/2006 03/08/2007	120,000 425,000 75,000 16,667 —	— — — 33,333 100,000	3.50 4.05 1.90 3.75 1.01	11/14/2012 09/02/2013 12/21/2014 03/09/2011 03/08/2012

Maureen Foley	12/04/2002 12/04/2002 09/18/2003 12/21/2004 03/09/2006 03/08/2007	20,000 100,000 650,000 75,000 16,667 —	— — — — 33,333 100,000	3.50 3.50 4.05 1.90 3.75 1.01	12/14/2011 11/14/2012 09/02/2013 12/21/2014 03/09/2011 03/08/2012

Options vest annually, in equal increments, over three years beginning the first anniversary of the grant date, provided the grantee is then an employee. The exercise price of the options is set at the closing price of our stock on the date of grant. Grants of options are recommended by the Compensation Committee and adopted by the Board of Directors. No options were exercised in 2007.

DIRECTOR COMPENSATION

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Mildred S. Christian, Ph.D.	—	—	$19,436	—	—	—	$19,436
Dale H. Conaway, D.V.M.	—	—	$18,983	—	—	—	$18,983
Henry J. Esber, Ph.D.	—	—	$15,008	—	—	—	$15,008
James T. Gourzis, M.D, Ph.D.	—	—	$3,076	—	—	—	$3,076
S. Colin Neill			$2,471				$2,471
Steven Prelack	$71,200	—	$3,333	—	—	—	$74,533
Jerald K. Rome	—	—	$19,755	—	—	—	$19,755

(1)	Excludes David Platt and Theodore Zucconi who are employees.
(2)	Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with SFAS No. 123(R) for awards granted in 2007. Reference is made to Note 8 “Stock Based Compensation” in our Form 10-K for the year ended December 31, 2007 filed with the SEC on March 28, 2008, which identifies the assumptions made in the calculation of these amounts.

NARRATIVE TO DIRECTOR COMPENSATION TABLE

As provided for in our 2003 Non-employee Directors Stock Incentive Plan, each non-employee director receives a grant of 500 non-qualified stock options for each meeting of our Board, and each meeting of a standing committee of the Board, that such director attended during a year of service. We paid Mr. Prelack $68,000 for service as Chair of the Audit Committee and $3,200 for service on a special committee of the Board providing oversight of our litigation. In March 2007, we made the following supplemental grants of stock options to members of the Board for services provided during 2006: Mildred S. Christian, 18,000; Dale H. Conaway, 17,000; Henry J. Esber, 15,000; and Jerald K. Rome, 17,000.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF REGISTERED INDEPENDENT PUBLIC

ACCOUNTING FIRM

The Board of Directors has, subject to the ratification of the stockholders, appointed Deloitte & Touche LLP as the registered independent public accounting firm for Pro-Pharmaceuticals for the fiscal year ending December 31, 2008. Deloitte & Touche LLP has served as in this capacity since February 2002. We do not expect a representative of Deloitte & Touche LLP to be present at the Annual Meeting.

The Board recommends a vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as the registered independent public accounting firm for Pro-Pharmaceuticals for the fiscal year ending December 31, 2008.

Following is information concerning the fees paid to Deloitte & Touche during our 2007 and 2006 fiscal years.

	Fiscal Year 2007	Fiscal Year 2006
Audit Fees(1)	$522,494	$350,068
Audit-Related Fees(2)	42,795	26,500
Tax Fees(3)	18,265	15,740
Subtotal	583,554	392,308
All Other Fees(4)	—	—

Total Fees	$583,554	$392,308

(1)	Audit Fees. These are fees for professional services for the audit of our annual financial statements included in our Annual Report on Form 10-K, review of financial statements included in our Quarterly Reports on Form 10-Q filings, the restatement of our September 30, 2006 and June 30, 2006 Form 10-Q’s, filed on Form 10-Q/A and services that are normally in connection with statutory and regulatory filings or engagements for such fiscal year.
(2)	Audit-Related Fees. These are fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements, including financial disclosures made in our equity finance documentation and registration statements filed with the SEC that incorporate financial statements and the auditors’ report thereon, and consultation with our Audit Committee on financial accounting/reporting standards.
(3)	Tax Fees. These are fees for professional services with respect to tax compliance, in particular, preparation of our corporate tax returns.
(4)	All Other Fees. These are fees for all other products and services provided or performed which do not fall within one or more of the above categories.

The Audit Committee has considered whether the provision of non-core audit services to Pro-Pharmaceuticals by its principal auditor is compatible with maintaining independence.

Pre-Approval Policy and Procedures

The Audit Committee has adopted policies and procedures which set forth the manner in which the Committee will review and approve all services to be provided by the independent auditor before the auditor is retained to provide such services. The policy requires Audit Committee pre-approval of the terms and fees of the annual audit services engagement, as well as any changes in terms and fees resulting from changes in audit scope or other items. The Audit Committee also pre-approves, on an annual basis, other audit services, and audit-related and tax services set forth in the policy, subject to estimated fee levels, on a project basis and aggregate annual basis, which have been pre-approved by the Committee.

All other services performed by the auditor that are not prohibited non-audit services under SEC or other regulatory authority rules must be separately pre-approved by the Audit Committee. Amounts in excess of pre-approved limits for audit services, audit-related services and tax services require separate pre-approval of the Audit Committee.

The Chief Financial Officer reports quarterly to the Audit Committee on the status of pre-approved services, including projected fees. All of the services reflected in the above table were approved by the Audit Committee.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is responsible for providing independent, objective oversight of Pro-Pharmaceuticals’ accounting functions and internal control over financial reporting. The Audit Committee has reviewed and discussed audited financial statements for Pro-Pharmaceuticals with management. The Audit Committee also has discussed with Deloitte & Touche LLP the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication With Audit Committees, As Amended, which includes, among other items, matters related to the conduct of the annual audit of our company’s financial statements. The Audit Committee has also received and reviewed the written disclosures and the letter from Deloitte & Touche LLP required by The Securities Acts administered by the Securities and Exchange Commission, concerning their independence, as required under applicable independence standards for auditors of public companies, and has discussed with Deloitte & Touche LLP its independence from Pro-Pharmaceuticals.

Based upon the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited financial statements of Pro-Pharmaceuticals for the 2007 fiscal year be included in Annual Report filed on Form 10-K for the year ended December 31, 2007.

AUDIT COMMITTEE

Steven Prelack, Chair

Dale Conaway, D.V.M.

Jerald K. Rome

PROPOSAL NO. 3

TO APPROVE AN AMENDMENT TO THE PRO-PHARMACEUTICALS

ARTICLES OF INCORPORATION INCREASING THE NUMBER OF OUR

AUTHORIZED SHARES OF COMMON STOCK FROM 100,000,000 TO 200,000,000

Our Board of Directors has approved and has recommended that our stockholders approve, an amendment to our Articles of Incorporation providing for an increase in the number of authorized shares of our common stock from 100,000,000 to 200,000,000. This amendment is attached as an Appendix to this proxy statement.

As of April 11, 2008:

•	there were 47,864,792 shares of our common stock outstanding,

•	there were 6,000,000 shares of our common stock reserved for future issuance under our stock incentive plans and outstanding options,

•	there were 1,742,500 shares of our common stock reserved for future issuance upon the conversion of outstanding shares of our Series A 12% Convertible Preferred Stock, and

•	there were 28,762,354 shares of our common stock reserved for issuance upon exercise of outstanding warrants.

Accordingly as of April 11, 2008, there were an aggregate of 82,047,500 shares outstanding or reserved for issuance.

The additional 100,000,000 authorized shares of common stock would be available for issuance in the future for corporate purposes, such as financings, acquisitions, stock splits, stock dividends and management incentive and employee benefit plans, as our Board of Directors may deem advisable, without the necessity of further stockholder action.

The issuance of additional shares of our common stock would have the effect of diluting our current stockholders and could have the effect of making it more difficult for a third party to acquire, or discouraging a third party from attempting to acquire, control of us. We are not aware of any attempts on the part of a third party to effect a change of control of us and the amendment has been proposed for the reasons stated above and not for any possible anti-takeover effects it may have.

If approved by the stockholders, the proposed amendment to our Articles of Incorporation will become effective upon the filing of a Certificate of Amendment with the Secretary of State of the State of Nevada. Although our Board of Directors intends to file the Certificate of Amendment as soon as practicable after the shareholder meeting, if, in the judgment of our Board of Directors, any circumstances exist that would make consummation of the proposed amendment inadvisable, then, in accordance with Nevada law, and notwithstanding approval of the proposed amendment to the Certificate of Incorporation by the stockholders, our Board of Directors may abandon the proposed amendment, either before or after approval and authorization thereof by the stockholders, at any time prior to the effectiveness of the filing of the Certificate of Amendment.

The Board of Directors recommends you vote FOR the proposal to approve an amendment to our Articles of Incorporation providing for an increase in the number of authorized shares of our common stock from 100,000,000 to 200,000,000.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Audit Committee Charter requires that members of the Audit Committee, all of whom are independent directors, conduct an appropriate review of, and be responsible for the oversight of, all related party transactions on an ongoing basis. There were no related party transactions in the fiscal year ended December 31, 2007.

OTHER BUSINESS

Management knows of no other matters that may be properly presented at the Annual Meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than ten percent of our common stock, to file reports of ownership and changes of ownership of such securities with the SEC. Based on a review of our records, we believe a Form 3 was filed late with respect to Mr. Neill.

STOCKHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

Under SEC rules, if a stockholder wants us to include a proposal in our Proxy Statement and form of proxy for presentation at our 2009 annual meeting of stockholders, the proposal must be received by us, attention: Anthony D. Squeglia, Chief Financial Officer, at our principal executive offices by December 21, 2008. Also in accordance with SEC guidelines, if a stockholder notifies us of that stockholder’s intent to present a proposal at our 2009 annual meeting of stockholders after March 5, 2009, we may, acting through the persons named as proxies in the proxy materials for that meeting, exercise discretionary voting authority with respect to the proposal without including information about the proposal in our proxy materials. However, in either case, if the date of the 2009 annual meeting is changed by more than 30 days from the date of the 2008 meeting, then the deadline would be a reasonable time before we begin to print and mail our proxy materials.

DELIVERY OF VOTING MATERIALS

To reduce the expenses of delivering duplicate voting materials to our stockholders who may have more than one Pro-Pharmaceuticals stock account, we are taking advantage of “house-holding” rules that permit us to deliver only one set of the Proxy Statement and our 2007 Annual Report to stockholders who share an address unless otherwise requested. If you hold your shares through a broker, you may have consented to reducing the number of copies of materials delivered to your address. If you wish to revoke a consent previously provided to your broker, you must contact the broker to do so. In any event, if you share an address with another stockholder and have received only one set of voting materials, you may write or call us to request a separate copy of these materials at no cost to you. For future annual meetings, you may request separate voting materials, or request that we send only one set of voting materials to you if you are receiving multiple copies, by either: (i) telephoning us at (617) 559-0033; (ii) sending a letter to us at 7 Wells Avenue, Newton, Massachusetts 02459, Attention: Chief Financial Officer; or (iii) sending an e-mail to us at squeglia@pro-pharmaceuticals.com. If you hold your shares through a broker, you can request a single copy of materials for future meetings by contacting the broker.

By Order of the Board of Directors

/S/ DAVID PLATT
April —, 2008	David Platt, Ph.D
Newton, Massachusetts	Chairman of the Board

APPENDIX

Explanatory Note: This Appendix contains a copy of the Certificate of Amendment, to be filed with the Secretary of State of the State of Nevada, as amended by the proposed amendment described in the proxy statement to which this Exhibit is attached

Certificate of Amendment to Articles of Incorporation

for Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390—After Issuance of Stock)

1.	Name of corporation: Pro-Pharmaceuticals, Inc.

2.	The articles have been amended as follows (provide article numbers, if available):

Article III of the Articles of Incorporation of Pro-Pharmaceuticals, Inc. has been amended to increase the number of authorized common voting shares to 200,000,000, and shall read in its entirety as follows:

ARTICLE III

Authorized Shares

The corporation shall have authority to issue an aggregate of 200,000,000 shares, which shall be common voting shares having a par value of $0.001 per share, and 10,000,000 undesignated shares having a par value of $0.01 per share. The Board of Directors may, from time to time, prescribe by resolution different classes or series of the undesignated shares, the number of shares of such class or series within the limit of the authorized undesignated shares, and the voting powers, designations, rights, preferences, restrictions and the relative rights of said shares in each such class or series.

3.	The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: [to be completed]

4.	Effective date of filing (optional):

(must not be later than 90 days after the certificate is filed)

5.	Officer Signature (Required):

 Theodore D. Zucconi, President

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

PRO-PHARMACEUTICALS, INC.

The undersigned appoints David Platt, Ph.D. and Maureen Foley, and each of them, as proxies, each with the power of substitution, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Pro-Pharmaceuticals, Inc. held of record by the undersigned at the close of business on April 11, 2008 at the 2008 Annual Meeting of Stockholders of Pro-Pharmaceuticals, Inc. to be held on May 21, 2008 or at any adjournment thereof.

(Continued, and to be marked, dated and signed, on the other side)

PRO-PHARMACEUTICALS, INC.

To Vote Your Proxy

Mark, sign and date your proxy card below, detach it and return it in the postage-paid envelope provided.

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED FOR PROPOSALS 1, 2 & 3 EACH WILL BE VOTED “FOR” THE PROPOSAL.	Please mark your votes like this	☒

1. ELECTION OF DIRECTORS The Board of Directors recommends a vote “FOR” the listed nominees. To withhold authority to vote for any individual nominee, strike a line through that nominee’s name below:	VOTE FOR ALL NOMINEES ☐	WITHHOLD AUTHORITY ☐

2. RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM FOR PRO- PHARMACEUTICALS FOR 2008. The Board of Directors recommends a vote “FOR” this proposal.

			FOR ☐	AGAINST ☐	ABSTAIN ☐
Mildred S. Christian, Ph.D. Dale H. Conaway, D.V.M. Henry J. Esber, Ph.D. James T. Gourzis, M.D., Ph.D. S. Colin Neill David Platt, Ph.D. Steven Prelack Jerald K. Rome Theodore Zucconi, Ph.D.

3. APPROVAL OF AN AMENDMENT TO THE ARTICLES OF INCORPORATION OF PRO-PHARMACEUTICALS INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 100,000,000 TO 200,000,000. The Board of Directors recommends a vote “FOR” this proposal.

			FOR ☐	AGAINST ☐	ABSTAIN ☐

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature:                                                                                            Signature (if joint):                                                                                                                                 Date:                                                  , 2008

Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, personal representative, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.